To the Board of Directors of Pharma Frontiers Corp. (the "Company"):

Effective February 15, 2005, I, Jeffrey Adduci, hereby resign as director of Pharma Frontiers Corp. and resign as a member of the compensation committee of the Company. I am resigning solely for personal reasons and have no disputes or differences in opinion on any matter relating to the Company's operations, policies or practices.

I have been proved with a copy of the Form 8-K disclosing my resignation and I have no disagreement with any statements made in that disclosure.


                                                              /s/ Jeffrey Adduci
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                                                                Jeffrey Adduci